Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 22, 2017 relating to the consolidated financial statements of ProPetro Holding Corp. and Subsidiary appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas

February 22, 2017